                                  EXHIBIT 9(g)

                             AMENDED SCHEDULE A TO
                TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT

                               Amended Schedule A
                                     to the
                Transfer Agency and Shareholder Service Agreement
                     Between BISYS Fund Services Ohio, Inc.
                  (formerly, The Winsbury Service Corporation)
                         and American Performance Funds
                             Dated September 5, 1990

                                  Name of Fund
                                  ------------

                     American Performance U.S. Treasury Fund
                    American Performance Cash Management Fund
                         American Performance Bond Fund
                   American Performance Intermediate Bond Fund
              American Performance Intermediate Tax-Free Bond Fund
                        American Performance Equity Fund
                   American Performance Aggressive Growth Fund
                   American Performance Short-Term Income Fund
                       American Performance Balanced Fund
                     American Performance Growth Equity Fund


Seal                                   American Performance Funds

                                       By: /s/ D'Ray Moore
                                           ------------------------
Date: July 25, 1997                    Title: Secretary
                                              ---------------------

                                       BISYS Fund Services Ohio, Inc.

                                       By: /s/ George O. Martinez
                                           ------------------------
Date: July 25, 1997                    Title: Vice President
                                              ---------------------

                                       A-1